Exhibit 10.9

ARISTA PLACE

OFFICE LEASE

ARISTA PLACE, LLC

LANDLORD

AND

ARCA DISCOVERY, INC.

TENANT

LEASE

THIS LEASE (this “Lease”) is entered into by Landlord and Tenant as described in the following Basic Lease Information on the Date which is set forth for reference only in the following Basic Lease Information.

Landlord and Tenant agree:

ARTICLE 1

Basic Lease Information

1.1 Terms. In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

(a) DATE: February 8, 2008.

(b) LANDLORD: Arista Place, LLC, a Colorado limited liability company.

(c) TENANT: ARCA DISCOVERY, INC., a Delaware corporation.

(d) BUILDING: The building known as 8001 Arista Place, Broomfield, Colorado 80021 as shown on the site plan attached hereto as Exhibit A and of which the Premises are a part.

(e) LAND: The real property legally described on Exhibit B.

(f) RENTABLE AREA: The “Rentable Area” of the Premises and any other space in the Building shall be determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, as modified for specific application for the Building.

(g) PREMISES: A portion of the second (2nd) floor of the Building comprising approximately 15,000 square feet of Rentable Area as depicted on Exhibit A-1 together with the dedicated, non-exclusive parking in the Parkade parking structure garage adjacent to the Building; provided, however, that the Rentable Area of the Premises shall be subject to adjustment based on the actual measurements made by Landlord’s Building architect and pursuant to a certificate executed by Landlord’s Building architect certifying such adjustment.

(h) TERM: Five (5) years, beginning on the Commencement Date and expiring on the Termination Date. Tenant has the right to extend the Term pursuant to the terms of Exhibit C attached hereto and incorporated herein by this reference, and any Extended Terms (as defined in Exhibit C) that are properly exercised by Tenant shall be deemed part of the “Term” for all purposes hereof

(i) COMMENCEMENT DATE: The later of (a) March 19, 2008, or (b) the date that Landlord delivers to Tenant, and Tenant accepts from Landlord, the Premises with Landlord’s Work (as hereinafter defined) Substantially Completed (as hereinafter defined).

(j) RENT COMMENCEMENT DATE: The earlier of (a) the date that is seventy-five (75) days after the Commencement Date, and (b) the date that Tenant (or any person claiming by, through or under Tenant) occupies any portion of the Premises for the conduct of its business. Once the Rent Commencement Date is determined, the parties shall, at the request of either Landlord or Tenant, execute a certificate memorializing the Commencement Date, the Rent Commencement Date, the Termination Date, the Rentable Area, and the Fixed Monthly Rent schedule.

(k) TERMINATION DATE: The last day of the month in which the Fifth (5th) anniversary of the Rent Commencement Date occurs.

(l) BASE RENT:

Months	Rate
Months 1-12:	$15.50/RSF/YrNNN
Months 13-24:	$15.97/RSF/YrNNN
Months 25-36:	$16.45 RSF/YrNNN
Months 37-48:	$16.94/RSF/YrNMM
Months 49-60:	$17.45/RSF/YrNNN

(m) SECURITY DEPOSIT: An amount equal to three months of the Base Rent payable by Tenant on the first Lease Year, and due upon the execution of this Lease.

(n) PROPERTY: The Land and the improvements and the Building located on the Land.

(o) TENANT’S SHARE: For costs attributable to the Building and the Project (as reasonably determined by Landlord and evidenced by appropriate documentation), the quotient obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building, and estimated to be $9.50 per rentable square foot on an annual basis for the first Lease Year (as hereinafter defined).

(p) PERMITTED USE: Operation of an office for conducting the business activities incident to general office use, and all uses ancillary to such business, and for no other purpose.

(q) LANDLORD’S BROKER: CB Richard Ellis.

(r) TENANT’S BROKER: Catalyst Planning Group, LLC.

(s) RENT: Base Rent, Additional Rent and any other amounts which Tenant is required to pay under this Lease.

(t) COMMON AREAS: Those areas defined as such in Section 8.1.

(u) LANDLORD’S ADDRESS (for notices pursuant to Section 17.1):

Arista Place, LLC

Attention: David Hostetler

555 Eldorado Blvd., Suite 200

Broomfield, CO 80021

(v) TENANT’S ADDRESS (for notices pursuant to Section 17.1):

Before the Commencement Date:

Area Discovery, Inc.

Attention: Pat Wheeler

1200 17th Street, Suite 620

Denver, CO 80202

After the Commencement Date:

At the Premises

Attention: Pat Wheeler, Vice President Finance

(w) PROJECT: Arista, of which the Building is a part.

(x) GUARANTOR: None.

(y) LEASE YEAR: A twelve (12) month period, except for the first Lease Year, which shall include any partial month occurring at the beginning of the Term. The first Lease Year commences on the Rent Commencement Date, the second Lease Year commences on the first day of the month following the first anniversary of the month in which the Rent Commencement Date occurs, and each subsequent Lease Year commences on the day after the end of the previous Lease Year.

(z) LANDLORD’S WORK: The work as described on Exhibit D-1 attached hereto.

(aa) SUBSTANTIAL COMPLETION: “Substantial Completion,” “Substantially Completed” or words of similar import means that Landlord’s Work has been completed in accordance with the provisions of Exhibit D-1, attached hereto except for details or adjustments that do not interfere with Tenant’s construction of Tenant’s Improvements (as hereinafter defined) in such a manner as to delay Tenant’s Improvements as reasonably determined by Tenant’s project manager in conjunction with Landlord’s project manager. Substantial Completion, for purposes of achieving the targeted Commencement Date and the Rent Commencement Date shall exclude (a) those areas of work that might be impaired by and which are not essential to Tenant’s Improvements, including but not limited to finish work in the lobby, elevators, bathrooms and security, and (b) other items of Landlord’s work which, if delayed, would benefit or improve Tenant’s scheduling of Tenant’s Work, including. without limitation, delivering the Premises drywalled.

1.2 Exhibits. The following exhibits are attached to this Lease and are made part of this Lease:

EXHIBIT A	Site Plan/Building

EXHIBIT A-1	Premises

EXHIBIT B	Legal Description of Property

EXHIBIT C	Option to Extend Term

EXHIBIT D	Work Letter Agreement

EXHIBIT D-1	Landlord’s Work

EXHIBIT E	Rules and Regulations

ARTICLE 2

Demise and Commencement

2.1 Demise; Tender. Landlord hereby leases to Tenant and Tenant hereby leases and hires from Landlord the Premises, for the Term, at the rental, and upon all of the conditions set forth in this Lease. No easement for light, view or air is included in the lease of the Premises hereby made. Landlord will tender the Premises to Tenant upon the Commencement Date.

2.2 Term. The duration of this Lease shall be the Term. The Term will commence on the Commencement Date and expire on the Termination Date.

2.3 Right of First Refusal. Provided that Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have a right of first refusal to lease all or any portion of approximately 8,400 square feet of contiguous space on the second floor of the Building (the “Second Floor Additional Space”), subject to the following terms and conditions:

(a) Prior to Landlord entering into a lease for all or any part of the Second Floor Additional Space with a third party (the “ROFR Space”), Landlord shall first offer in writing such ROFR Space for lease to Tenant on the same terms and conditions quoted to such third party (“Landlord’s Offer”).

(b) Within ten (10) business days after Tenant receives said offer from Landlord, Tenant shall either accept or reject such offer by written notice to Landlord. Failure by Tenant to deliver to Landlord a written acceptance thereof within such period shall be deemed a rejection by Tenant of such offer.

(c) If Tenant rejects or is deemed to have rejected said offer, this right of first refusal with respect to the ROFR Space shall be deemed to have terminated and Landlord shall thereafter be entitled to lease all or any portion of the ROFR Space to such third party upon the same terms and conditions as specified in Landlord’s Offer: provided, however, that: (i) said right of first refusal shall remain in effect if Landlord does not consummate a lease with the third party within ninety (90) days after Tenant receives Landlord’s Offer; (ii) Landlord shall have no right to consummate a lease with a third party for all or any portion of the ROFR Space on terms and conditions that are different than those in Landlord’s Offer; and (iii) nothing shall affect Tenant’s right of first refusal to any Second Floor Additional Space not part of the ROFR Space.

(d) If Tenant accepts said offer in accordance with the provisions hereof, Landlord and Tenant shall thereupon execute an amendment to this Lease adding the ROFR Space to this Lease in accordance with the terms and conditions of Landlord’s Offer plus a tenant improvement allowance of up to Thirty-Five Dollars ($35) per rentable square foot of the ROFR Space for completion of wall to wall improvements by Tenant pursuant to a work letter agreement reasonable acceptable, in form and substance, to Landlord and Tenant. If Tenant fails to execute said amendment within ten (10) business days after Landlord furnishes same to Tenant, the acceptance of Landlord’s offer shall be deemed to have been rejected by Tenant and thereupon the provisions of subparagraph (c) above shall apply. If Tenant rejects Landlord’s offer, or if Tenant is deemed to have rejected such offer, Tenant’s right of first refusal to lease the ROFR Space shall immediately terminate and shall be of no further force or effect.

(e) Prior to Landlord’s execution of the Lease amendment, Tenant shall furnish to Landlord current financial statements of Tenant prepared by a certified public accountant prepared in accordance with generally accepted accounting principles. As a condition of Landlord’s adding the ROFR Space to the Lease, Landlord shall have the right to approve the financial condition of Tenant which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that Landlord’s approval shall not be required if the financial condition of Tenant at such time is equal or greater than the financial condition of Tenant as of the Date. If the Landlord has the right to approve the financial condition of Tenant pursuant to the immediately preceding sentence and the Landlord does not approve the financial condition of Tenant with respect to such ROFR Space, then Tenant’s right of first refusal with respect to such ROFR Space shall terminate and immediately be of no further force or effect with respect to such ROFR Space; provided, however, that nothing shall affect Tenant’s right of first refusal to any Second Floor Additional Space not part of the ROFR Space.

2.4 Right of First Offer.

(a) Provided that Tenant is not in default of its obligations under this Lease, during the Term hereof, Tenant shall have the right of first offer to lease 100% of the space in the 8181 Arista Place Building, with the exception of the first floor retail space (the “Additional Space”). Landlord shall give Tenant written notice of the availability of any portion of the Additional Space (such portion, the “ROFO Space”) and Landlord’s good-faith estimate of the market net effective rent at which such space will be offered. Tenant shall have ten (10) business days from the receipt of Landlord’s notice to notify Landlord in writing whether it will lease the ROFO Space at the rent specified in Landlord’s notice. In the event Tenant declines the offer to lease the ROFO Space or fails to notify Landlord within said ten (10) business days, Tenant’s right of first offer with respect to that ROFO Space shall be null and void and of no further force and effect, and Landlord shall be free to lease such ROFO space to any person or entity upon any terms and for any purpose; provided, however, that: (i) said right of first offer shall remain in effect if Landlord does not consummate a lease with a third party within ninety (90) days after “Tenant receives Landlord’s notice; and (ii) if Landlord desires to lease the ROFO Space at a rental that is less than that specified in Landlord’s notice to Tenant (or Landlord provides such monetary incentives to such other tenant as to make such rental on a net basis less than that specified in Landlord’s notice to Tenant), then Landlord shall be obligated to present a new offer to Tenant and Tenant shall have the same time period to accept such new offer as Landlord’s original offer,

(b) If Tenant accepts said offer in accordance with the provisions hereof, Landlord and Tenant shall thereupon execute an amendment to this Lease adding the ROFO Space to this Lease in accordance with the terms and conditions of Landlord’s notice plus a tenant improvement allowance of up to Thirty-Five Dollars ($35) per rentable square foot of the ROFO Space for completion of wall to wall improvements by Tenant pursuant to a work letter agreement reasonably acceptable, in form and substance, to Landlord and Tenant.

(c) Prior to Landlord’s execution of the Lease amendment, Tenant shall furnish to Landlord current financial statements of Tenant prepared by a certified public accountant prepared in accordance with generally accepted accounting principles, As a condition of Landlord’s adding the ROFO Space to the Lease, Landlord shall have the right to approve the financial condition of Tenant which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that Landlord’s approval shall not be required if the financial condition of Tenant at such time is equal or greater than the financial condition of Tenant as of the Date. If the Landlord has the right to approve the financial condition of Tenant pursuant to the immediately preceding sentence and the Landlord does not approve the financial condition of Tenant with respect to such ROFO Space, then Tenant’s right of first refusal with respect to such ROFO Space shall terminate and immediately be of no further force or effect with respect to such ROFO Space; provided, however, that nothing shall affect Tenant’s right of first offer to any Additional Space not part of the ROFO Space.

2.5 Landlord’s Work.

(a) On the Commencement Date, Landlord shall deliver to Tenant, subject to Tenant’s acceptance, the Premises with Landlord’s Work Substantially Completed. Landlord shall give Tenant at least ten (10) days prior written notice prior to the date on which Landlord intends to deliver the Premises to Tenant with Landlord’s Work Substantially Completed.

(b) Notwithstanding anything to the contrary contained in this Lease, if:

(i) the Commencement Date has not occurred because Landlord has not Substantially Completed Landlord’s Work and delivered the Premises to Tenant by March 19, 2008, (the “Delivery Date”), then the Rent Commencement Date shall be extended by one day for each day occurring during the period commencing on the Delivery Date through and including the occurrence of the Commencement Date;

(ii) Landlord has not delivered to Tenant a certificate of occupancy on the core shell of the Building from the appropriate governmental agency (the “Certificate”) by June 2, 2008 (the “Outside Delivery Date”), then the Rent Commencement Date shall be extended by two (2) days for each day occurring during the period commencing on the Outside Delivery Date through and including the date that Landlord delivers to Tenant such Certificate;

(iii) Landlord has not delivered to Tenant the Certificate by June 12, 2008, then Landlord shall be responsible for, and hereby agrees to indemnify and hold Tenant harmless against: (A) any and all claims, costs and liabilities, including attorneys’ fees, court costs, and other expenses of litigation, arising out of or in connection with Tenant’s holdover in Tenant’s current space; (B) any and all expenses incurred by Tenant on account of Tenant’s expedited move to the Premises which are in excess of normal moving expenses; and (C) if Tenant has notified Landlord by May 25, 2008 that Tenant will be required to relocate from its current space to temporary space after May 31, 2008, then Landlord shall be responsible for all costs and expenses incurred by Tenant in connection with such temporary space after June 12, 2008, including, without limitation, rent and moving costs; and

(iv) Landlord has not delivered to Tenant the Certificate or Landlord has not delivered the Premises with Landlord’s Work Substantially Completed by June 30, 2008, then Tenant shall have the right, in addition to any other rights hereunder, to terminate this Lease upon written notice to Landlord.

(c) Landlord and Tenant acknowledge and agree that if Landlord is unable to meet any of the dates set forth in Section 2.5(b) above as a result of a delay caused solely (i) by Tenant, or (ii) Tenant’s contractor (“Tenant Delay”), then Landlord shall be afforded additional time to meet such dates in the exact proportion to the delay caused by Tenant or Tenant’s contractor. If any date called for herein falls upon a Saturday, Sunday or legal holiday, such date shall be moved to the next immediately following business day.

2.6 Hours. During the term, Landlord shall furnish heating, ventilating and air conditioning to the Premises between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday (holidays excepted) and 8:00 a.m. to 12:00 p.m. on Saturdays. Landlord, at Tenant’s sole cost and expense, shall provide overtime air conditioning to the Premises as requested by Tenant in advance during the Term and Tenant shall reimburse Landlord for Landlord’s reasonable costs for the supply of such overtime air conditioning, which reasonable costs shall be billed to Tenant on a monthly basis. For purposes of the preceding sentence, “reasonable costs” shall not include amortization or depreciation of any equipment that provides such overtime air conditioning. Landlord shall provide Tenant with reasonable documentation evidencing such costs. The Building will offer a 24 hour card key access to lobby entries and elevators.

ARTICLE 3

Base Rent, Additional Rent, Taxes and Security Deposit

3.1 Base Rent. On or before the first day of each and every month during the Term, commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord the Base Rent, without notice or demand, in advance. Base Rent for any period of less than 1 month shall be prorated based upon the total number of days in the month in which such period occurs. Base Rent and all other Rent due hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s Address or at such other place as Landlord may from time to time designate in writing.

3.2 Additional Rent. In addition to the Base Rent, Tenant shall pay to Landlord Tenant’s Share of Common Area Expenses, Taxes, and Insurance Costs (as reasonably determined by Landlord) for each Lease Year, or portion thereof (such costs being collectively referred to herein as “Additional Rent”).

3.3 Additional Rent Payment. Tenant shall pay to Landlord each month of each Lease Year of the Term 1/12th of the estimated amount of Additional Rent owed by Tenant for such Lease Year pursuant to Section 3.2. During the final month of each Lease Year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Additional Rent for the ensuing Lease Year in additional to reasonable documentary evidence to Tenant of such Additional Rent (Upon Tenant’s request, Landlord shall provide Tenant such documentary evidence for the first Lease Year prior to Tenant being obligated to pay Additional Rent for such first Lease Year). On or before the first day of each month during the ensuing Lease Year, Tenant shall pay to Landlord 1/12th of such Additional Rent; provided, however, that if such notice is not given during the final month of the Lease Year, Tenant shall continue to pay on the basis of the prior Lease Year’s Additional Rent until the month after such notice is given. In the month Tenant first makes a payment based upon the new Additional Rent, Tenant shall pay to Landlord the difference between the amount payable based on the new Additional Rent and the amount actually paid by Tenant for each month which has elapsed since the end of the prior Lease Year. Within one hundred twenty (120) days after the end of each Lease Year, or a reasonable time thereafter, Landlord shall deliver to Tenant a statement of Additional Rent for such Lease Year, along with reasonable documentary evidence to Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant (or, if such adjustment is at the end of the Term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant’s payment of its portion of Additional Rent for the Lease Year.

3.4 Common Area Expenses. The term “Common Area Expenses” means, with respect to any given Lease Year during the Term, all of Landlord’s costs and expenses that are reasonably incurred and directly attributable to the operation, maintenance, management, and repair of the Building, alleyways, parking facilities and Common Areas as determined under generally accepted accounting principles consistently applied, and calculated on an accrual basis, including, without limitation, reasonable and out-of-pocket expenses and fees imposed by any governing owners or building association (i.e. the Arista Master Association), as well as reasonable and out-of-pocket costs of cleaning, window washing, maintaining window coverings, landscaping, elevator maintenance, lighting, heating, air conditioning, paving, painting, and repairing the Building or any portion of it, maintaining any associated or adjoining alleyways or parking facilities, removing snow and ice, trash removal, providing security, management fees paid to third-party contractors, providing seasonal holiday decorations, providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate (but excluding terrorism insurance), wages, salaries and compensation of employees who are not above the level of building manager, consulting, accounting, legal, janitorial, maintenance, guard, fire protection, fire hydrant and other services, the actual cost, without profit, of power (as to Common Areas only), water, waste disposal and other utilities, if such utilities are not separately metered, licenses and permit fees, the total amounts paid by Landlord in satisfaction of any assessment made by any building or property owners’ association for the purpose of providing any services or benefits to the Premises or, to the extent enjoyed by Tenant or its occupants, the Building generally, depreciation on personal property and equipment used in the operation or maintenance of the Building and rent paid for leasing such equipment, real and personal property taxes and assessment (and any tax levied in whole or in part in lieu of or in addition to such property taxes) on the Building, the related real property or Landlord’s personal property used in the operation or maintenance of the Building (except for Taxes or as otherwise specified below), the pro-rata share of costs of maintenance or operation of the Project, and any other costs, charges and expenses which are reasonably regarded as management, maintenance and operating expenses of Landlord for the Building, plus all reasonable costs (depreciated over the useful life of the item as Landlord will reasonably determine in accordance with sound management accounting principles, together with market interest thereon) of any capital improvements which arc made to the Building by Landlord (a) for the purpose of reducing the costs described in this paragraph, or (b) after the date of this Lease and which are required under any governmental law or regulation. Notwithstanding the foregoing, Common Area Expenses will not include:

(a) costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied;

(b) rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature;

(c) depreciation and amortization on the Building or any portion of it (other than depreciation on personal property and equipment as described above);

(d) costs, disbursements and other expenses (including permit, license, and inspection fees) incurred for leasing, renovating, decorating or redecorating, painting or improving space for tenants or potential tenants of the Building;

(e) Landlord’s cost of electricity or any other service sold to tenants for which Landlord is to be reimbursed as a charge over the rent payable under the lease with that specific tenant;

(f) principal or interest payments on loans secured by mortgages or deeds of trust on the Building or lease rentals paid or payable on any ground or underlying lease;

(g) financing or refinancing costs and mortgage interest and mortgage amortization payments, all penalties, fines and damages payable under any mortgage or deed of trust and legal and other professional fees incurred in connection with such financing or refinancing;

(h) costs incurred with respect to a sale of all or any portion of the Building or the land or the Property or any interest therein or of any interest in Landlord or any entity comprising Landlord;

(i) all expenses for which Landlord has received any reimbursement to the extent of such reimbursement, other than indirect reimbursement by the payment of any tenant of Base Rent or its share of Common Area Expenses, or for which Tenant has paid to third parties or items or services that Landlord provides selectively to one or more tenants of the Building other than Tenant;

(j) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord to the extent Landlord’s insurance provides insurance coverage, or any other costs recoverable by Landlord under its insurance, excluding the cost of deductibles paid by Landlord for insurance;

(k) expenses (including, without limitation, leasing commissions, rents payable for a leasing office, architectural, space planning or engineering services) incurred in leasing or procuring tenants;

(l) to the extent any cost is includable in Common Area Expenses and incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from Common Area Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties;

(m) the cost of the acquisition of the Property or the construction of improvements to the Building in connection with an expansion thereof;

(n) professional fees (including legal and accounting fees) not allocated to the operation or management of the Property and professional fees (including legal and accounting fees) allocable to disputes with, or preparation of leases for, tenants and prospective tenants or in enforcing any lease or in renewing, extending or amending any lease for a tenant in the Building;

(o) Any penalty charges incurred by Landlord due to the violation of any law unless such charges result from the violation of law by any tenant or such tenant’s failure to pay for the same, which shall be paid for and billed directly to such tenant;

(p) cost of repairs or other work occasioned by the exercise of the right of eminent domain;

(q) Advertising and promotional expenditures;

(r) federal, state, or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, and penalties or interest for late payment of Taxes (as hereinafter defined);

(s) costs incurred because Landlord or another tenant violated the terms of any lease;

(t) overhead and pro fit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies, or materials were higher than the cost thereof if they had not been provided by a subsidiary or affiliate;

(u) fines or penalties incurred because Landlord violated any governmental rule or authority due to Landlord’s actions or omissions;

(v) costs or expenses of a partnership, or other entity, which constitutes Landlord not directly related to the Property (such as accounting fees, tax returns and income taxes of such entity), expenses incurred by Landlord not directly related to the land, the Property, the Building and/or its operations including, without limitation, compensation paid to officers, executives, or partners of Landlord; nor

(w) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

Tenant may review Landlord’s records of Tenant’s Share of Common Area Expenses, at Tenant’s sole cost and expense, upon reasonable prior notice at the place Landlord normally maintains such records during Landlord’s normal business hours. Tenant shall have a qualified CPA, unrelated to Tenant or Tenant’s business, which CPA shall not be paid on a contingency basis, perform the audit. If the audit reveals that Tenant’s actual payments for Common Area Expenses exceed Tenant’s Share of Common Area Expenses, Landlord shall apply any overpayment to the next payment of Common Area Expenses due. In the event that the audit reveals that Tenant’s actual payments for Common Area Expenses are less than Tenant’s Share of Common Area Expenses, Tenant shall pay Landlord the deficiency within ten (10) days,

3.5 Taxes. The term “Taxes” shall include, for any calendar year or applicable tax year or period, the total amount incurred or accrued during such calendar year or tax year or period for that portion of the following items that is allocable to that taxable parcel of property of which the Premises is a part (“Tenant’s Tax Parcel”): all ad valorem real property taxes and assessments, special or otherwise, fees or other charges levied upon or with respect to Tenant’s Tax Parcel, and the rents and additional charges payable by tenants of Tenant’s Tax Parcel, and imposed by any city, county, special/metropolitan district or other taxing authority having jurisdiction, including, but not limited to the Arista Metropolitan District, the Arista Local Improvement District and the Broomfield Urban Renewal Authority; all taxes, levies, fees and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon Tenant’s Tax Parcel (including the Common Areas), the leasehold estate of the owners or tenants of Tenant’s Tax Parcel, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord or the other owners of retail premises within Tenant’s Tax Parcel in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Notwithstanding anything in this Lease to the contrary, Taxes will not include the following (the “Excluded Taxes”): (i) any (a) taxes on Landlord’s income, or profit or corporate taxes, (b) franchise taxes, (c) estate, inheritance, succession, capital stock, mortgage recording, gains, transfer or gift taxes, or (d) similar taxes imposed on Landlord; (ii) any ad valorem real property taxes and assessments levied upon or with respect to any separately assessed premises; and (iii) any interest or penalties incurred as a result of Landlord’s late payment of Taxes, excepting if such interest or penalty, if any, is due to the actions of Tenant,

3.6 Landlord’s Insurance Costs. The term “Insurance Costs” shall include the costs of all policies of insurance carried by Landlord in accordance with Article 10.

3.7 Other Taxes. As Additional Rent, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than the Excluded Taxes), whether or not now customary or within the contemplation of Landlord and Tenant, within thirty (30) days after receipt of written demand therefore:

(a) upon, measured or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or Alterations (defined in Section 6.1), made in or to the Premises by or for Tenant, regardless of whether title to such improvements is in Tenant or Landlord;

(b) upon or measured by Rent, including without limitation, any gross income tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Rent;

(c) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and

(d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Tenant shall pay promptly when due all sales, merchandise and personal property taxes on Tenant’s personal property in the Premises and any other taxes payable by Tenant, the non-payment of which might give rise to a lien on the Premises or Tenant’s interest in the Premises.

3.8 Security Deposit. On or before the Commencement Date, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the timely and faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Base Rent, Tenant’s Share of Common Area Expenses or any other Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for payment of Base Rent, Tenant’s Share of Common Area Expenses or any other Rent due, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage, including reasonable attorneys’ fees, which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after receipt of written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not he entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following expiration of the Term and Tenant’s vacation of the Premises in accordance with Section 20.1, less any amount reasonably withheld by Landlord for repairs under this Lease, which repairs shall not include ordinary wear and tear.

ARTICLE 4

Parking

4.1 Subject to applicable codes and ordinances, and any recorded documents now or hereafter affecting the Building, Tenant shall be entitled to the non-exclusive and non-reserved use of 4 parking spaces per 1,000 square feet of rentable area in the Premises in the Grand Parkade (the “Tenant’s Parking Ratio”) during the hours of 6:00 am to 6:00 pm Monday through Friday (the “Guaranteed Parking Hours”); provided, however, that Landlord shall have the right to temporarily curtail Tenant’s Parking Ratio during Guaranteed Parking Hours solely in the event that Landlord requires the use of such parking spaces in connection with its development of the Building provided that Landlord shall work with Tenant to make reasonable accommodations for Tenant’s parking needs during such development. In addition to Tenant’s rights to Tenant’s Parking Radio during Guaranteed Parking Hours, Tenant shall also be entitled to: (i) Tenant’s Parking Ratio during such times other than Guaranteed Parking Hours so long as the parking spaces used by Tenant are occupied on or prior to 6:00 pm on Monday through Friday and then during such time as such parking spaces remain occupied, and (ii) such parking spaces as may be available during such times other than Guaranteed Parking Hours. Tenant’s use of parking in the Property shall at all times be at no cost to Tenant.

ARTICLE 5

Signage

5.1 Signs. Tenant shall have the right to signage on the lobby directory at Landlord’s cost and on the main entry door to the Premises and on the Building at Tenant’s cost, subject to Landlord’s standards and approval as to the design, location, size, color and type of all such signage (which approval by Landlord shall not be unreasonably withheld, conditioned or delayed), and subject to Tenant receiving all necessary and required approvals from any relevant governmental authority or governing body. All signage shall be installed and maintained at Tenant’s sole expense in accordance with the plans submitted to and approved by Landlord (which approval by Landlord shall not be unreasonably withheld, conditioned or delayed) and all Applicable Laws.

ARTICLE 6

Alteration, Care, Repair and Liens

6.1 Alterations, Additions and Improvements. Tenant shall not make or allow to be made any alteration, addition or improvement in or to the Premises (“Alterations”, and each an “Alteration”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if such Alterations do not affect the structural, exterior, mechanical, electrical or plumbing components of the Building or Premises, except that Landlord’s consent shall not be required for any: (i) purely decorative alterations such as painting, plastering, carpeting and similar decorative items; (ii) nonstructural interior alterations costing, for each respective project, Fifty Thousand Dollars ($50,000.00) or less; and (iii) the Tenant Improvements and other initial alterations in connection with Tenant’s initial occupancy of the Premises. Landlord’s consent to any Alteration requiring Landlord’s consent or Landlord’s approval of any plans or specifications therefor will not create any responsibility or liability on the part of Landlord for the completeness, design sufficiency or compliance with any Applicable Laws, rules or regulations of governmental agencies or authorities of such Alteration, plans or specifications. In the event Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense. Landlord may impose, as a condition to granting such approval, reasonable requirements, including without limitation, requiring that plans and specifications be submitted for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, that reasonable insurance in light of the proposed Alteration be maintained by Tenant, and that construction be accomplished during a reasonable specified time period. All Alterations shall be done in accordance with all Applicable Laws, regulations, ordinances; and rules of all governmental or other authorities. In undertaking any Alteration, Tenant shall not make or permit any defacement, injury or waste in, to or about the Premises or any part of the Building. Any Alterations, including, but not limited to, wall coverings, paneling and built-in shelving or cabinet work, but excepting movable furniture and trade fixtures, shall, at the option of Landlord, become a part of the Premises and Landlord’s property and shall be surrendered with the Premises. Notwithstanding the foregoing, upon the expiration or sooner termination of the Term, Tenant shall at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any Alterations made by Tenant and designated by Landlord in writing to Tenant at the time of approval by Landlord of such Alterations that same must be so removed. Tenant shall repair any damage to the Premises caused by such removal and restore the Premises to their condition at the commencement of this Lease, ordinary wear and tear and damage by casualty excluded.

6.2 Tenant’s Care and Repair. Except for those items expressly required to be maintained and repaired by Landlord pursuant to Section 8.3, Tenant will maintain and repair the Premises (including, without limitation, Tenant’s equipment, personal property and trade fixtures located in the Premises, and all mechanical, plumbing and electrical equipment after the point of connection to the Premises and which exclusively serve the Premises), in good working order and in good, clean and sanitary condition, reasonable wear and tear and damage by casualty excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Building. At Landlord’s option, and subject to the provisions of Section 10.6 below, all damage or injury to the Premises or the Building, or the fixtures, appurtenances and equipment in the Premises or Building which is caused by Tenant, its agents, employees, or invitees, may be repaired, restored or replaced by Landlord, and Tenant shall be responsible for Landlord’s out-of-pocket expenses incurred by Landlord, plus five (5%) percent thereof on account of Landlord’s overhead and related expenses, which will be collectible as Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense along with documentary evidence reasonably acceptable to Tenant of such expenses. All repairs made by Tenant shall be made using contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

6.3 Mechanic’s Liens. Tenant agrees to pay when due all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for Tenant in, upon or about the Premises and/or Landlord’s interest therein.

If any mechanic’s lien shall be filed or threatened against the Premises, the Property or the Building based upon any act of Tenant or anyone claiming by, through or under Tenant, Tenant, after notice thereof from Landlord, promptly shall commence such action by bonding over, payment or otherwise, as will remove or satisfy such lien within thirty (30) days. In the event Tenant does not remove or satisfy said lien within said thirty (30) day period, Landlord shall have the right to do so by posting a bond or undertaking and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord in connection therewith within ten (10) days after receipt by Tenant of Landlord’s invoice therefor. These expenses include, but are not limited to, filing fees, legal fees and bond premiums.

In addition to any other requirements set forth in this Lease, prior to the commencement of any construction or the furnishing of any materials within the Premises by or at the direction of Tenant, Tenant shall post and keep posted in a conspicuous place upon the Premises a notice pursuant to Colorado Revised Statutes § 38-22-105 (as amended) and any appropriate notice wider any similar law or regulation, notifying all laborers and materialmen providing labor or materials to the Premises that the Premises, Building, and Landlord’s interest therein are not subject to any lien for the same.

However, nothing in this Section 6.3 shall he deemed or construed as (a) Landlord’s consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises, or (b) giving Tenant or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or the Building.

ARTICLE 7

Use of Premises

7.1 General. The Premises will be used only for the Permitted Use and for no other purpose. In addition, Tenant will not: (i) do or permit to be done in or about the Premises, nor bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the date of this Lease; (ii) permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other occupants or users of the Building, or injure or unreasonably annoy them; (iii) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; or (iv) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises.

7.2 Applicable Laws. “Applicable Laws” shall mean all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force or in force after the date of this Lease, the governing documents, rules, regulations or requirements of any governing association, whether now in force or in force after the date of this Lease, the requirements of any board of fire underwriters or other similar body constituted on or after the date of this Lease, any direction or permanent occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises. At its sole cost and expense, Tenant will promptly comply with all Applicable Laws insofar as they relate to (i) Tenant’s use, occupancy or alteration of the Premises, (ii) the condition of the Premises resulting from Tenant’s use, occupancy or alteration of the Premises, or (iii) alterations to the Premises required as a result of Tenant’s status under Applicable Laws. Tenant will not be required to perform structural changes or changes outside the Premises required by Applicable Laws unless such requirement arises by virtue of (a) Tenant’s use or occupancy of the Premises, or (b) improvements or alterations made by or for Tenant.

7.3 Operation of Tenant’s Business. Tenant hereby acknowledges that it has investigated whether its proposed use of the Premises and its proposed manner of operation will comply with all Applicable Laws, and Tenant assumes the risk that its proposed use of the Premises and its proposed manner of operation are, and will continue to be, in compliance with all Applicable Laws, including, without limitation, all zoning laws regulating the use and enjoyment of the Premises. Tenant hereby waives any defense to its obligations hereunder based upon the legal doctrines of frustration, impossibility or other defenses based on its inability to use the Premises for the purposes for which they are leased hereunder. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant’s business.

7.4 Hazardous Materials. As used in this Section 7.4, the term “Hazardous Materials” shall mean any hazardous or toxic substances, materials or wastes which are regulated, or become regulated, by the United States Government or by any State of Colorado, local, or other governmental authority. Tenant shall not store, use or dispose of any Hazardous Materials in, on or about the Premises or any portion of the Building in violation of applicable laws. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys’ fees, court costs. and other expenses of litigation (i) arising out of or in connection with Tenant’s breach of its obligations contained in this Section 7.4, or (ii) arising out of or in connection with the removal, clean-up and restoration work and materials required under applicable law to return the Premises or any portion of the Building to the condition existing prior to the appearance of Hazardous Materials stored, used or disposed in or about the Premises by Tenant in violation of applicable laws. Without limiting the foregoing, if Tenant is not in compliance with this Section 7.4 after ten (10) days after receipt by Tenant of written notice from Landlord of Tenant’s breach of this Section 7.4, Landlord shall have the right, but not the obligation, to enter upon the Premises and take whatever actions are reasonably necessary to effectuate compliance including, but not limited to, the removal of any such Hazardous Materials. Tenant’s obligations under this Section 7.4 will survive the expiration or other termination of this Lease.

7.5 Rules and Regulations. The Tenant agrees to comply with the rules and regulations set forth in Exhibit E and with such reasonable modifications thereof and additions thereto as the Landlord may hereafter from time to time make for the Building. The Landlord shall not be responsible for the non observance by any other tenant of any said rules and regulations.

ARTICLE 8

Common Areas and Services

8.1 Definition. The term “Common Areas” is defined to mean all areas and facilities within or adjoining the Building that are provided and designated from time to time by Landlord for the general, nonexclusive use and convenience of all tenants of the Building and their respective employees, invitees, licensees and other visitors, including, without limitation, alleyways, lobbies, hallways, entry ways, loading areas, toilet facilities, elevator facilities, shafts, driveways, parking areas, mechanical and electrical rooms, janitors’ and storage closets, stairways, lighting facilities, trash facilities, utility lines, sidewalks, covered walkways, terraces, loading areas, underground walkways, plazas, courts, retaining walls, access drives, truck serviceways and landscaped areas.

8.2 Right of Use. Landlord grants Tenant, its employees, invitees, customers, licensees and other visitors a nonexclusive license for the Term to use the Common Areas, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by subsection (a) below) and without any liability to Tenant in any respect, Landlord will have the right to:

(a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas;

(b) close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not deprive Tenant of the beneficial use, access to or enjoyment of the Premises in any material respect;

(c) temporarily close any of the Common Areas for maintenance, alteration or improvement purposes, provided such closure does not deprive Tenant of the beneficial use, access to or enjoyment of the Premises in any material respect;

(d) change the size, use, shape or nature of any such Common Areas, or change the arrangement and/or location of or regulate or eliminate the use of any concourse, or any elevators, stairs, toilets or other public conveniences in the Common Areas, provided such changes does not deprive Tenant of the beneficial use, access to or enjoyment of the Premises in any material respect;

(e) expand the Building or convert any portion of the Building (excluding the Premises) to Common Areas, provided such expansion or conversion does not deprive Tenant of the beneficial use, access to or enjoyment of the Premises in any material respect, In the event of any such changes in the Building, Landlord may make an appropriate adjustment in Tenant’s Share;

(f) limit or prohibit Tenant’s access to certain Common Areas, such as, by way of example but not limitation, the roof, access shafts, storage closets, janitor closets, and other areas necessary for Building operations, but not generally open to tenants, provided such limited or prohibited’ access does not deprive Tenant of the beneficial use, access to or enjoyment of the Premises in any material respect.

8.3 Landlord’s Maintenance and Services.

(a) Repair and Maintenance. Landlord will maintain, repair and restore or cause to be maintained, repaired and restored the Common Areas, including, but not limited to lobbies, elevator(s), stairs, roof, walkways, driveways and restrooms, if any; the mechanical, plumbing and electrical equipment serving the Building and the Premises; and the structural components of the Building, in reasonably good order and condition; provided, however, that such obligations shall be subject to the provisions of Article 11 and Article 12.

(b) Services. Landlord will keep or cause to be kept the Common Areas in clean and orderly condition, free of debris and properly lighted and landscaped. Landlord will also provide or cause to be provided electricity, heating, ventilation and air-conditioning (as required by the seasons), lighting, restroom supplies, window washing and janitorial services to the Premises and to the interior Common Areas sufficient for their normal use. Landlord will not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor will the Rent be abated by reason of the following (each, an “Interruption”) (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of such services, (b) the failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to any portion of the Building, (c) any limitation, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Building; (d) the completion of construction surrounding the Building, including construction of parks, adjacent buildings or improvements relating to either, or (e) any interruption in access to the Common Areas caused by any activities conducted by or at the direction of governmental or quasi-governmental authorities within the public right-of-ways or alley adjacent to the Land; provided, however, if such Interruption is caused by or due to the gross negligence or willful acts or omissions of Landlord, its agents, servants or employees, contractors, or

Landlord’s default under this Lease, then, and without being obligated or waiving Landlord’s default, Tenant shall have the right to do any or all of the following: (i) abate all Base Rent and Additional Rent from the date of such Interruption; (ii) if such Interruption is not resolved within seven (7) days, take all actions to resolve such Interruption and in such case, Landlord shall reimburse Tenant the amounts incurred by Tenant in resolving such Interruption within thirty (30) days after delivery to Landlord of any invoices or expenses from Tenant and if Landlord shall fail to reimburse Tenant, then Tenant may offset the reimbursements due Tenant against any payment becoming due under this Lease or any other payment obligations under this Lease (provided nothing herein shall limit any other rights and remedies available to Tenant at law, in equity, and/or under this Lease); and/or (iii) if such Interruption is not resolved within thirty (30) days, then Tenant may elect to terminate this Lease by providing Landlord with written notice and this Lease shall terminate effective as of the date of such notice.

(c) Limitation on Liability. Landlord will not be liable to Tenant or any other person, for direct or consequential damages, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, or other service which Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services; provided, however, if such service is caused by or due to the gross negligence or willful acts or omissions of Landlord, its agents, servants or employees, contractors, or Landlord’s default under this Lease, then, in addition to any remedies available by law, and without being obligated or waiving Landlord’s default, Tenant shall have the cumulative right to do any or all of the following: (i) abate all Base Rent and Additional Rent from the date of such service interruption; (ii) if such service interruption is not resolved within seven (7) days, take all actions to resolve such service interruption and in such case, Landlord shall reimburse Tenant the amounts incurred by Tenant in resolving such service interruption within thirty (30) days after delivery to Landlord of any invoices or expenses from Tenant and if Landlord shall fail to reimburse Tenant, then Tenant may offset the reimbursements due Tenant against any payment becoming due under this Lease or any other payment obligations under this Lease (provided nothing herein shall limit any other rights and remedies available to Tenant at law, in equity, and/or under this Lease). Landlord shall not be responsible for any electrical current surges, unless any increase is cause by or due to the gross negligence or willful acts or omissions of Landlord, its agents, servants or employees, contractors, or Landlord’s default under this Lease. Landlord reserves the right temporarily to discontinue such utilities and services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any law, rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Common Areas of any person. Landlord will not he liable for damages for injury to persons or property or interruption of business for any discontinuance permitted under this Section 8.3(c), nor will such discontinuance in any way be construed as an eviction of Tenant, cause an abatement of Rent, or operate to release Tenant from any of Tenant’s obligations under this Lease, unless such injury, interruption of business or discontinuance of services is caused by or due to the gross negligence or willful acts or omissions of Landlord, its agents, servants or employees, contractors, or Landlord’s default under this Lease.

8.4 Reimbursement of Certain Costs. Any improvements or alterations which are made to the Building by Landlord shall be included in Common Area Expenses for the purposes of this Lease it (a) made for the purpose of reducing the costs and expenses incurred by Landlord in managing, maintaining, operating and insuring the Building, including the Common Areas, and actually reduce such costs and expenses incurred by Landlord, and then only the extent that such savings can be amortized over the original Term or (b) after the Commencement Date, same are required pursuant to any governmental law or regulation that was not applicable to the Building or the subject portion of it as of the Commencement Date and which are not a result of the nature of Tenant’s use of the Premises.

ARTICLE 9

Indemnity and Waiver

9.1 Indemnification by Tenant. Subject to Section 9.2 and Section 10.6, Tenant shall indemnify and hold Landlord harmless against and from any and all claims, demands, liabilities, actions and damages, and all costs and expenses related thereto (including reasonable attorneys’ fees, court costs and other expenses of litigation) and all damages and liabilities of any kind or nature whatsoever, attributable to (a) the injury, death, disability or illness of any person or persons, or damage to any property occurring in, on or about the Premises or arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by Tenant in or about the Premises; (h) any breach or default (after applicable notice and cure period) in the performance of any of Tenant’s obligations under this Lease; or (c) any gross negligence or intentionally wrongful conduct of Tenant. In any such action or proceeding against Landlord by reason of any such claim, if Landlord elects, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

9.2 Indemnification by Landlord. Subject to Section 9.1 and Section 10.6, Landlord shall indemnify and hold Tenant harmless against and from any and all claims, demands, liabilities, actions and damages, and all costs and expenses related thereto (including reasonable attorneys’ fees, court costs and other expenses of litigation) and all damages and liabilities of any kind or nature whatsoever, attributable to (a) the injury, death, disability or illness of any person or persons, or damage to any property occurring in, on or about the Common Areas, or (b) Landlord’s gross negligence or intentionally wrongful conduct.

9.3 Waiver; Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than the gross negligence or intentionally wrongful conduct or omission of Landlord or Landlord’s agents, servants or employees, contractors; Tenant hereby waives and releases all claims in respect thereof against Landlord. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, sewer stoppage or leakage, falling plaster, steam, gas, electricity, snow, ice, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any such injury or damage from any other cause whatsoever, unless caused by or due to the gross negligence or intentionally wrongful conduct or omission of Landlord or Landlord’s agents, servants or employees, or contractors. Landlord and its agents and employees shall not be liable for interference with light, view or air or for any latent defect in the Premises, unless caused by or due to the gross negligence or intentionally wrongful conduct or omission of Landlord or Landlord’s agents, servants or employees, or contractors. Landlord shall have no obligation to provide security guards, patrols, devices, or systems for the Premises or the Building and shall not be liable for any failure to provide such security services. Landlord shall not be responsible to Tenant for any loss or theft of property in or from the Premises, or for any loss or theft or damage of or to any property left with an employee of Landlord, however occurring, unless caused by or due to the gross negligence or intentionally wrongful conduct or omission of Landlord or Landlord’s agents, servants or employees, contractors, licensees or invitees.

ARTICLE 10

Insurance

10.1 Liability Insurance. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, maintain personal injury and property damage commercial liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises during the term of this Lease of not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate with respect to bodily injury, death or property damage and including contractual indemnity coverage. In the event that Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance fifteen (15) days prior to the Commencement Date and five (5) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as it may reasonably require to protect its interest. The cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

10.2 Workers’ Compensation. During the Term, Tenant shall maintain workers’ compensation insurance and employer’s liability insurance. Workers’ compensation shall be in statutory limits, and state disability insurance shall be as required by applicable law, covering all employees in not less than the statutory requirements.

10.3 All Risks and Difference in Conditions Insurance. At all times during the term of this Lease, Landlord shall keep or cause to be kept the Property insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by “All Risks,” “Difference in Conditions,” and loss of rent coverages, and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a coinsurer, or as may be required by any lender.

In any event, the amount applicable to “All Risks” coverage maintained by Landlord under this Section 10.3 shall be at least ninety percent (90%) of the then full replacement cost of the insured portions of the Property. Such fall replacement cost shall be determined from time to time (but not more frequently than once in any 12 calendar months) by an appraiser, architect or other person or firm designated by Landlord.

The parties agree that Landlord shall not provide any insurance coverage for Tenant’s merchandise, trade fixtures, furnishings, equipment and other personal property of Tenant. Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease and at Tenant’s expense such other insurance or such additional amounts of insurance with respect to the Premises as is generally maintained by persons having similar exposures or properties similarly situated.

10.4 Insurance on Common Areas. At all times during the term of this Lease, Landlord shall keep or cause to be kept the Common Areas insured for bodily injury and property damage liability, “All Risk” property coverage, “Difference in Conditions,” workers’ compensation, employee’s liability and any other casualty or risk insurance which Landlord or Landlord’s insurance carrier deems necessary or appropriate.

10.5 Increase in Property Insurance Premium. Tenant covenants and agrees to promptly pay to Landlord as Rent, upon demand, the amount of any increase in the rate of insurance paid by Landlord on the Premises or on any other part of the Building that (but for Tenant’s act(s) or Tenant’s permitting certain activities to take place which result in an increase in said rate of insurance) would otherwise have been in effect.

10.6 Waiver of Claims. Landlord and Tenant hereby waive any and all rights to recover against each other, and against their respective officers, directors, members, managers, stockholders, partners, employees, agents, representatives, customers or business visitors, for damage to such waiving party or loss of its property or the property of others under its control arising from any cause covered by any property insurance required to be carried by such waiving party hereunder or actually carried by or for the benefit of such waiving party, to the extent of the limits of such property insurance. In addition, all property insurance policies maintained by Landlord and Tenant shall expressly permit the foregoing waiver and shall contain provisions waiving the insurer’s claims or rights of subrogation against the other party hereto for loss or damage to the property so insured. Each party hereto hereby waives on behalf of the insurers of such party’s property any and all claims or rights of subrogation of any such insurer against the other party hereto for loss of or damage to the property so insured, and each party hereby agrees to maintain insurance upon its property.

10.7 Insurer and Policy Requirements. All insurance policies to be maintained by Tenant under this Article 10: (a) shall be issued by companies licensed to do business in the State of Colorado, reasonably acceptable to Landlord, and maintaining a rating of A-/VIII or better in A. M. Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (b) shall provide that they may not be canceled or modified unless Landlord and its lender, if applicable, is given at least 30 days’ prior written notice of such cancellation or modification, unless cancelled by non-payment of premium in which case Landlord or its lender shall have ten (10) days’ prior written notice (c) liability policies (except employer’s liability) shall name, as additional insureds, Landlord, the property manager for the Building, and any mortgagee of Landlord whose name and address shall have been furnished to Tenant and (d) all liability insurance required to be maintained by Tenant shall he primary and non-contributory in all respects. All policies maintained by Tenant providing property insurance coverage pursuant to this Article 10 shall name, as loss payees, Landlord, each mortgagee of Landlord described above and Tenant, as their interests may appear and shall contain the waiver of subrogation provisions described in Section 10.6.

ARTICLE 11

Damage by Fire, Theft and Water Damage

11.1 Landlord’s Restoration Obligation. If the Premises are made untenantable in whole or in part by fire or other casualty, the Base Rent and Additional Rent, until repairs shall be made or the Lease terminated as hereinafter provided, shall be abated on a per diem basis in proportion to the part of the Premises which is usable by

Tenant. If such damage shall be so extensive that the Premises cannot be restored by Landlord, in Landlord’s reasonable estimation, within a period of nine (9) months after the occurrence of the casualty or Landlord estimates that the Premises can be restored within such period but such restoration is not completed within such period, then either party shall have the right to terminate this Lease by notice to the other given at any time within thirty (30) days alter the date of Landlord’s determination of how long it will take to repair such damage (which determination shall be made within forty-five (45) days of such casualty) or at such time that it becomes reasonably certain that such restoration will be completed within such nine (9) month period. If the damage to the Premises can be restored by Landlord, in Landlord’s reasonable estimation, within a period of nine (9) months after the occurrence of the casualty, Landlord shall repair the damage. If a portion of the Building owned in fee simple by Landlord other than the Premises shall be so damaged that in the opinion of Landlord such portion should be restored in such a way as to alter the Premises materially, Landlord may terminate this Lease by notice to Tenant given at any time within thirty (30) days after the date of such damage. Notwithstanding the foregoing, Landlord shall not be obligated to repair any damage to the Premises which occurs within the last twelve (12) months of the Term and if Landlord so elects not to repair, Landlord shall terminate this Lease by written notice to Tenant within forty-five (45) days after such casualty. If neither Landlord nor Tenant terminates this Lease as provided in this Section 11.1, then Landlord will repair the Premises. If Landlord or Tenant gives effective termination notice pursuant to this Section 11.1, this Lease and the term and the estate hereby granted shall expire on the date thirty (30) days after the giving of such notice as hilly and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease.

11.2 Abatement of Rent During Period of Restoration. In the event that this Lease shall remain in full force and effect pursuant to the provisions of this Article, the Base Rent shall be reduced or abated, based upon the portion of the Premises that Tenant is unable to use, and does not use, as a result of the casualty, as of the date of the occurrence of such damage or destruction until the completion of Landlord’s restoration.

ARTICLE 12

Eminent Domain

12.1 Eminent Domain. If all or substantially all of the Building or the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority (the “Ending Date”). If less than all or substantially all of the Building or the Premises is thus taken or sold and if, after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction of the Building is not economically justified, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice to Tenant within sixty (60) days after such taking. If over twenty-five percent (25%) of the Premises is thus taken or sold or if access to the Premises is impaired by any taking, then Tenant may terminate this Lease if in Tenant’s reasonable judgment, the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking or such impairment to access to the Premises. Such termination by Tenant must be exercised by written notice to Landlord given not later than sixty (60) days after Tenant is notified of the taking by or sale to a condemning authority of the Premises. Termination by Landlord or Tenant shall be effective as of the date when physical possession of the applicable portion of the Building or the Premises is taken by the condemning authority. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking by or sale to a condemning authority of a portion of the Premises, the Base Rent payable under this Lease will be reduced in proportion to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking, Landlord will, at Landlord’s sole expense, promptly restore and reconstruct the Building and the Premises to substantially their former condition to the extent practicable. In no event shall Landlord be required to spend any amount for such restoration or reconstruction in excess of the net amount received by Landlord as compensation for the part of the Premises or the Building so taken.

12.2 Landlord Entitled to Award. In the event of any taking, condemnation or sale in lieu thereof, Landlord shall be entitled to conduct all negotiations related thereto and to receive and retain all amounts awarded or paid in connection therewith (including any award or payment for the value of the unexpired term of this Lease). It is understood in the event of the termination of this Lease as aforesaid, Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease and no right or claim to any part of the award on account thereof and Tenant hereby waives each such claim or right. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant, including, but not limited to, loss due to removing Tenant’s merchandise, furniture, trade fixtures, and equipment or for damage to Tenant’s business, or loss of business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.

ARTICLE 13

Default and Remedies

13.1 Events of Default.

An “Event of Default” by Tenant under this Lease shall occur under the following circumstances:

(a) Failure to Pay Rent or Other Amounts. If Tenant fails to pay when due Base Rent and Additional Rent, and such failure shall continue for five (5) days after written notice from Landlord to Tenant of such failure, or if Tenant fails to pay when due any other amounts payable by Tenant under the terms of this Lease, and such failure shall continue for thirty (30) (lays after written notice from Landlord to Tenant of such failure, then such failure shall constitute an Event of Default; provided, however, that with respect to Base Rent and Additional Rent, Tenant shall not be entitled to more than one (I) notice of such failure during any Lease Year, nor more than five (5) notices during the Term. If after one (1) such notice is given in any Lease Year or five (5) notices are given during the Term with respect to Base Rent or Additional Rent, and Tenant fails, during such Lease Year or during the Term, as the case may be, to pay any such amounts when due, such failure shall constitute an Event of Default without further notice by Landlord or additional cure period.

(b) Violation of Lease Terms. If Tenant breaches or fails to comply with any provision of this Lease applicable to Tenant, and such breach or failure to comply is not covered by the provisions of Section 13.1(a) or the other provisions of this Section 13,1 and continues for a period of thirty (30) days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such thirty (30) day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such thirty (30) day period or shall not diligently complete such cure within sixty (60) days after such notice from Landlord, then such breach or failure shall constitute an Event of Default without any further notice from Landlord or additional cure period; provided, however, that if such breach or failure to comply causes or results in (i) a dangerous condition on the Premises or the Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or the Building being jeopardized, or (iii) a material disturbance to another tenant of the Building, then an Event of Default shall exist if such breach or failure to comply is not cured as soon as reasonably possible after notice thereof by Landlord to Tenant, and in any event is not cured within thirty (30) days after such notice. For purposes of this Section 13.1(b), financial inability shall not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

(c) Transfer of Interest Without Consent. If Tenant’s interest under this Lease or in the Premises shall be transferred to or pass to or devolve upon any other party in violation of the provisions of Section 14.1, then such event shall constitute an Event of Default without any notice from Landlord or opportunity to cure.

(d) Execution and Attachment Against Tenant. If Tenant’s interest under this Lease or in the Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subjected to any attachment at the instance of any creditor or claimant against Tenant and such attachment is not discharged or disposed of within thirty (30) days after the levy thereof, then such event shall constitute an Event of Default without any notice from Landlord or additional cure period.

(e) Bankruptcy or Related Proceedings. If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors, or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment, then such event shall constitute an Event of Default without any notice from Landlord or additional cure period.

13.2 Landlord’s Remedies. Time is of the essence hereof. Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord’s election, then or at any time thereafter, to exercise any one or more of the following remedies:

(a) Cure by Landlord. Upon an Event of Default, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Event of Default. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all out-of-pocket advances, costs and expenses actually incurred by Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorney’s fees, together with interest at the rate set forth in Section 20.2 from the date of payment of any such advances, costs and expenses by Landlord.

(b) Termination of Lease and Damages. Upon an Event of Default, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant shall remain liable to Landlord for all amounts owing as of the date of such termination, plus damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant hereunder for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s out-of-pocket expenses actually incurred by Landlord in connection with such recovery of possession or reletting and not reimbursed or passed on to any replacement tenant. All past due amounts shall be immediately due and payable to Landlord. Landlord shall be entitled to collect and receive such damages from Tenant on the clays on which Base Rent, Additional Rent and other Rent would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the present value (as determined by using a discount rate of 8% per annum) of the amount, if any, by which (i) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant hereunder that would have accrued for the balance of the Term, exceeds (ii) the amount, if any, of such Base Rent, Additional Rent and other Rent which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for the remainder of the Term, taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord might incur in leasing the Premises to a new tenant, plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the date of termination.

(c) Repossession and Reletting. Upon an Event of Default, Landlord may reenter and take possession of the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice. Landlord will use reasonable efforts to relet the Premises. Subject to the foregoing, after recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations or improvements as may be reasonably appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys’ fees, which Landlord may incur in connection with such reletting to the extent not reimbursed or passed on to any replacement tenant. Landlord may collect and receive the rents for such reletting, but Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting, so long as Landlord has used reasonable efforts to relet the Premises. Notwithstanding Landlord’s recovery of possession of the Premises, Tenant shall continue to pay on the dates herein specified, the Base Rent, Additional Rent and other Rent which would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises.

13.3 Landlord’s Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount is greater than, equal to or less than the amounts recoverable, either as damages or rent, tinder this Lease.

13.4 Remedies Cumulative. Exercise of any of the remedies of Landlord under this Tease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

13.5 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days (or such shorter time as may be expressly stated in this Lease) after written notice by Tenant to Landlord specifying the manner in which Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default i f Landlord commences performance within such thirty (30) clay period and thereafter diligently prosecutes the same to completion, but in no event shall such additional period be more than sixty (60) days. In no event shall Tenant have the right to terminate this Lease, or have any right to offset against, or any abatement of, any monies owing by Tenant hereunder, as a result of Landlord’s default, unless expressly allowed under the Willis of this Lease. In the event of a default by Landlord, Tenant’s remedies shall be limited to Tenant’s actual damages and/or an injunction but in no event shall Tenant be entitled to any consequential damages, including, without limitation, lost profits.

ARTICLE 14

Mortgages, Assignments, Subleases and Transfers of Tenant’s Interest

14.1 Limitation on Tenant’s Rights. Except as otherwise provided below, during the Term, in each case, without the prior written consent of Landlord first had and received, neither this Lease nor the interest of Tenant in this Lease, or in any sublease, or in any rentals under any sublease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of whether by operation of law or otherwise, nor shall the Premises or any part thereof be sublet without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any transfer by operation of law or otherwise, of (i) Tenant’s interest in this Lease, (ii) a 50% or greater equity, capital, profits or voting interest in Tenant (whether stock, partnership or membership interest or otherwise, and aggregating the current transfer with previous transfers), or (iii) practical control of Tenant and its affairs, shall be deemed an assignment of this Lease for purposes of this Section 14.1.

If Tenant’s interest in this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect all rent paid by the assignee; if the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Lease, Landlord, after default by Tenant under this Lease, may collect all rent paid by the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the Rent reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, nor any such collection or application shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant.

Notwithstanding anything to the contrary, Tenant agrees not to enter into any agreement to lease or sublease any portion of the Premises to any tenant or other occupant of any portion of the Property without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any attempt by Tenant to so lease or sublease any portion of the Premises to any tenant or other occupant of the Property shall be void and of no force or effect and shall, at Landlord’s option, constitute an. Event of Default under the terms of this Lease.

If Tenant should desire to make an assignment of this Lease or a subletting of all or any portion of the Premises, Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Premises or such portion of it; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant (plus such additional financial and credit information as Landlord may reasonably request within fifteen (15) days after receipt of Tenant’s request), reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. Landlord shall then have the following options, to be exercised by notice (“Landlord’s Notice”) given to Tenant within thirty (30) days after receipt of Tenant’s request for consent (or thirty (30) days after receipt of additional financial and credit information requested by Landlord, whichever is later):

(a) If Tenant has requested Landlord’s consent to an assignment of the Lease, Landlord may require Tenant to surrender to Landlord the Premises and to accept a termination of this Lease as of a date to be designated by Landlord in the Landlord’s Notice, which date shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the date of Landlord’s Notice, and this Lease shall expire as to the Premises on such date as if that date had been originally fixed as the Termination Date; or

(b) Landlord shall consent to Tenant’s request, provided that no Event of Default is in existence and further provided that the following further conditions shall be fulfilled:

(i) The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building;

(ii) Tenant shall not receive any money from the assignee or sublessee, whether in the form of monthly rentals, key money, fixture fees or otherwise, in excess of the Rent being paid to Landlord under this Lease. If any such money is paid to Tenant, Tenant shall promptly pay over such amount to Landlord;

(iii) The proposed sublessee or assignee shall be a reputable party whose financial net worth and financial responsibility is, considering the obligations undertaken, reasonably satisfactory to Landlord and, in the event of an assignment or if the proposed sublease is for all or substantially all of the Premises, equal to or greater than that of Tenant; and

(iv) The subletting or assignment shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition that the Lease and Premises shall not be assigned, encumbered, transferred, or subleased, in whole or in part, or any part thereof suffered or permitted by the sublessee or assignee to be used or occupied by others, without the prior written consent of Landlord in each instance.

No consent by Landlord to an assignment of this Lease and no assignment made as hereinafter permitted, shall be effective until (a) there shall have been delivered to Landlord an agreement, in recordable form, executed by Tenant and the proposed assignee, wherein and whereby such assignee assumes due performance of the obligations on Tenant’s part to be performed under this Lease to the end of the term hereof, and (b) the written consent to such assignment of the holder of any fee or leasehold mortgage to which this Lease is then subject shall have been obtained and delivered to Landlord if so required by the terms of such fee or leasehold mortgage. Notwithstanding the assumption by such assignee of due performance, Tenant shall continue to be fully responsible, jointly and severally, for the due performance of Tenant’s obligations hereunder in the same manner and to the same extent as if no such assignment had been made.

Any assignment, mortgage, pledge, sublease or hypothecation of this Lease, or of the interest of Tenant hereunder without full compliance with any and all requirements set forth in this Lease shall be a breach of this Lease and an Event of Default.

14.2 Effect of Landlord’s Consent. Any consent by Landlord to a sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease.

With respect to any of the consents requested by Tenant under the provisions of this Article 14, whether or not the Landlord shall have consented thereto, Tenant shall pay to the Landlord all reasonable, out-of-pocket counsel fees and other expenses incurred by the Landlord in connection therewith.

14.3 Tenant to Remain Liable. Tenant agrees and acknowledges that each entity comprising the “Tenant” hereunder shall remain primarily liable under this Lease in the event of any assignment or subletting hereunder.

14.4 No Assignment. Notwithstanding anything in this Article 14 or elsewhere in this Lease to the contrary, the following events shall not require the consent of Landlord: (i) a change in ownership of Tenant as a result of a merger, consolidation, reorganization, or joint venture; (ii) the sale, exchange, issuance or other transfer of Tenant’s stock on a national exchange or between Tenant’s parent company, if any, and any subsidiary, affiliate, related entity, or other entity that controls, is controlled by, or is under common control with Tenant or to any entity resulting from merger or consolidation with Tenant; (iii) the assignment of this Lease or sublease of all or any portion of the Premises to Tenant’s parent entity, a wholly-owned subsidiary of Tenant or any other related entity of Tenant (each, a “Tenant Affiliate”), or to any entity which acquires Tenant through merger, consolidation or other corporate action, or to any entity which purchases all or any portion of the assets of Tenant; (iv) a collateral assignment of Tenant’s interest in this Lease to a lender as security for any indebtedness of Tenant to the lender; or (v) the use or occupancy of the Premises or any part thereof by any Tenant Affiliate(s). Landlord shall not delay, alter, or impede any of the foregoing transactions or combinations thereof.

ARTICLE 15

Transfer of Landlord’s Interest

15.1 Subordination, Non-Disturbance and Attornment. This Lease is subject and subordinate to the lien of any ground or underlying lease and to any mortgage or deed of trust, whether a fee or leasehold mortgage or deed of trust, and all terms and provisions thereof, which may now or hereafter affect the Premises or the Building and to all renewals, modifications, consolidations, replacements and extensions thereof, and advances thereunder (each an “Encumbrance”); provided, however, that the foregoing provision shall only be applicable with respect to those mortgages or deeds of trust or ground or underlying leases for which Tenant has been provided a subordination, non-Disturbance and attornment agreement which is reasonably acceptable, in form and substance, to Tenant and to such mortgagee, trustee, or ground or underlying lessor.

15.2 Financing Modifications. If, in connection with obtaining temporary, construction or permanent financing for the Building or the Land, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant shall not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease, provided such modifications are reasonably acceptable to Tenant and do not increase the financial obligations of Tenant hereunder or materially or adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.

15.3 Sale, Conveyance and Assignment. Subject only to Tenant’s rights under this Lease, nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Building or Landlord’s interest under this Lease. .A sale, conveyance or assignment of the portion of the Building including the Premises will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; Tenant will look solely to Landlord’s transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord’s transferee.

ARTICLE 16

Entry to Premises

16.1 Entry to Premises by Landlord. Landlord acknowledges that Tenant is in the business of developing and commercializing genetic research and Landlord agrees to take all reasonable steps not to interfere with the rendering of such services and in accordance with this Section 16.1. Landlord shall have the right, upon twenty-four (24) hours prior written notice (except in the event of an emergency, in which case no prior notice shall be required) to enter the Premises at all reasonable times for the purpose of: (a) inspecting the same; (b) making any repairs to the Premises and performing any work therein that may be necessary by reason of (i) ongoing construction on adjacent floors, or (ii) Tenant’s default under the terms of this Lease; (c) exhibiting the Premises for the purpose of sale, ground lease, financing or mortgage; and (d) exhibiting the Premises (during the final twelve (12) months of the Term) to prospective tenants, but only if all such showings are accompanied by a representative of Tenant if so requested by Tenant; provided; however, that all such entries and repairs shall be: (i) completed promptly in a good workmanlike manner; (ii) performed so as to cause the least practical interference to Tenant’s business and Tenant’s use of the Premises, and (iii) subject, in all events, to Tenant’s reasonable security precautions. If Landlord’s entry materially and substantially interferes with the conduct of Tenant’s business and/or causes damage to Tenant’s property (and the entry is not caused by Tenant’s negligence or willful misconduct), then in such event Base Rent, Additional Rent and any other sums due and payable under this Lease shall abate in proportion to the extent of the interference and Landlord shall be liable for any damage to Tenant’s property.

ARTICLE 17

Notices and Certificates

17.1 Notices and Certificates. Any notice, statement, certificate. request or demand required or permitted to be given or delivered in this Tease shall be in writing, sent by hand delivery to the address shown at the beginning of this Lease, or sent by registered or certified mail, postage prepaid, return receipt requested, or overnight express services, prepaid with proof of delivery, addressed, as the case may be, to Landlord at the address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease, or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. Such notice, statement, certificate, request or demand shall be deemed to have been given on the date mailed as aforesaid in any post office or branch post office regularly maintained by the United States Government, or in the case of overnight express services, on the date of pick-up as verified by such service, except for notice of change of address or revocation of a prior notice, which shall only be effective upon receipt.

17.2 Certificate. Within fifteen (15) days after request by the other party, Landlord or Tenant, from time to time and without charge, shall deliver to the requesting party or to a person, firm or corporation specified by the requesting party, a duly executed and acknowledged instrument, certifying:

(a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect, as modified, and identifying the date of any such modification;

(b) whether such party knows or does not know, as the case may be, of any default in the performance of the terms, covenants, and conditions of this Lease, and specifying the nature of such defaults, if any;

(c) whether or not there are any then existing set-offs or defenses by either party to the enforcement of the terms, covenants, and conditions of this Lease and any modification thereof, and if so, specifying them;

(d) the date to which the Base Rent and Additional Rent have been paid; and

(e) information with regard to other lease terms or conditions as may be requested by any existing or prospective lender or purchaser.

Any such instrument may be relied upon by any party which receives such instrument.

ARTICLE 18

Covenant Of Quiet Enjoyment

18.1 Quiet Enjoyment. Tenant, subject to the terms and provisions of this Lease, on payment of the Rent and observing, keeping and performing all the terms and provisions of this Lease on its part to be observed, kept and performed shall lawfully, peaceably and quietly, within the context of an urban environment, have, hold and enjoy the Premises during the term hereof on and after the Commencement Date without hindrance or ejection by Landlord and any persons lawfully claiming under Landlord, and Landlord warrants and forever agrees to defend Tenant’s interest under this Lease against the claims of any and all persons other than those claiming by, through, or under Landlord.

ARTICLE 19

Certain Rights Reserved to Landlord

19.1 Certain Rights Reserved to Landlord. Landlord reserves the following rights:

(a) To establish associations or governing bodies for the Building;

(b) To name the Building and/or the Project and to change the name or street address of the Building;

(c) To install and maintain a sign or signs on the exterior or interior of the Building;

(d) During the last one hundred eighty (180) days of the Term, but only after such time as Tenant shall have vacated the Premises and delivered possession of same to Landlord, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, provided that the Expiration Date shall be the date that Landlord shall first enter into the Premises to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and after such date Tenant shall no longer be obligated to pay rental for the Premises or be bound by any other obligation under the Lease except for such obligations that expressly survive the Expiration Date;

(e) To constantly have pass keys to the Premises;

(f) To install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially interfere with “tenant’s use of the Premises for an extended duration;

(g) At any time in the event of an emergency, or otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord’s interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of any governmental or other authority; and

(h) To show the Building to prospective purchasers, lenders and tenants upon reasonable notice to Tenant, and in such a manner that does not materially and substantially interfere with the conduct of Tenant’s business.

ARTICLE 20

Miscellaneous Provisions

20.1 End of Term. At the end of the Term, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and damage caused by casualty excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; provided, however, that Tenant will not remove any trade fixtures or equipment without Landlord’s prior written consent or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building.

Whether or not Tenant is in default, Tenant will remove any Alteration if Landlord has so requested in accordance with Section 6.1. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, or Alteration. All trade fixtures, equipment, furniture, inventory, effects, and Alterations on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may, upon seventy-two (72) hours prior notice to Tenant, be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them, and Tenant will pay Landlord for all expenses incurred in connection with such property, including without limitation the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

20.2 Late Charges; Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of Base Rent, Additional Rent, other Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after such amount is due, then, without any notice, such installment or sum shall bear interest retroactively from the date due until paid at the lesser of the highest rate allowed by law or two percent (2%) per month. In addition, Tenant shall pay to Landlord any reasonable, out-of-pocket attorney’s fees, court costs and other expenses (including out-of-pocket costs, fees and expenses incurred in connection with any litigation) incurred by Landlord by reason of Tenant’s failure to pay such installment or sum or the interest accrued thereon.

20.3 Brokers. Each of Tenant and Landlord warrants to the other that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the brokers identified in Sections 1.1(q) and 1.1(r), above (collectively, the “Brokers”) whose commissions shall be paid by Landlord pursuant to separate written agreement(s). In the event any claim is made for brokerage commissions arising out of Tenant’s acts by any person or entity other than Brokers, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all such damages and liabilities, including, without limitation, court costs, reasonable attorneys’ fees and other expenses of litigation, incurred by Landlord in connection with any such claim. In the event any claim is made for brokerage commissions arising out of Landlord’s act by any person or entity other than Brokers, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all such damages and liabilities, including, without limitation, court costs, reasonable attorneys’ fees and other expenses of litigation, incurred by Tenant in connection with any such claim.

20.4 Holdover. If Tenant shall hold over after the expiration of the Term or of Tenant’s right of possession Tenant shall be deemed to be a tenant from month-to-month, at a Base Rent, payable in advance, equal to one and one-half (11/2) times the Base Rent payable during the final month of the Term, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy, including, but not limited to, the requirement to pay Additional Rent. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as herein provided.

20.5 Limitation on Liability. In no event shall Landlord at any time be liable to Tenant for any damages, costs, or expenses in excess of Landlord’s interest in the Property. All judgments against Landlord shall be enforced only against such interest and not against any other present or future asset of Landlord. In no event shall Tenant make any claim against or seek to impose any personal liability upon Landlord, any general or limited partner or member of Landlord, or any principal of any firm, limited liability company or corporation that may hereafter become the Landlord, or any agent or employee of any of them. Tenant hereby waives any rights Tenant may now or hereafter have of recourse against any such person or against any present or future asset of such person. Without limiting the foregoing, the term “Landlord” as used throughout this Lease shall be limited to mean and include only the owner or owners at the time in question of the Premises and this Lease. Landlord or the grantor shall turn over to the grantee all monies and security, if any, then held by Landlord or such grantor on behalf of Tenant and shall assign to such grantee all right, title and interest of Landlord or such grantor thereto, it being intended that the covenants and agreements contained in this Lease on the part of Landlord to be performed shall, subject as aforesaid, be binding on Landlord, its successors and assigns.

20.6 Force Majeure. The period of time during which Landlord or Tenant is prevented or delayed in the performance of any of its obligations under this Lease due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God or the public enemy, governmental prohibitions or regulation or inability to obtain materials by reason thereof; or other causes beyond Landlord’s or Tenant’s reasonable control, shall be added to Landlord’s or Tenant’s time for performance thereof, and the affected party shall have no liability by reason thereof, except that there shall be no such excuse as to Tenant’s obligations to pay Rent or other sums due to Landlord hereunder.

20.7 Effect of Captions. The captions or legends on this Lease are inserted only for convenience of reference or identification of the particular articles and sections. They are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Lease, or any article, section or provision thereof.

20.8 Tenant Authorized to Do Business in Colorado. Tenant represents and covenants that it is and throughout the Term of this Lease shall be authorized to do business in the State of Colorado.

20.9 Authority. Tenant represents and warrants that Tenant’s entering into this Lease has been duly authorized by all requisite action on the part of Tenant, the signatory on behalf of Tenant has the authority to execute this Lease on behalf of and bind Tenant, and this Lease is the valid and binding obligations of Tenant, enforceable in accordance with its terms. Landlord represents and warrants that Landlord’s entering into this Lease has been duly authorized by all requisite action on the part of Landlord, the signatory on behalf of Landlord has the authority to execute this Lease on behalf of and bind Landlord, and this Lease is the valid and binding obligations of Landlord, enforceable in accordance with its terms.

20.10 Execution in Counterparts. This Lease may be executed in one or more counterparts, each one of which shall be deemed an original and all of which shall constitute collectively but one agreement.

20.11 Recordation. Neither Landlord nor Tenant shall record this Lease.

20.12 Law Governing Effect and Gender. This Lease shall be construed in accordance with the laws of the State of Colorado and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns except as expressly provided otherwise. Use of the neuter gender shall be deemed to include the masculine and feminine, as the sense requires. Any reference to successors and assigns of Tenant is not intended to constitute a consent to any assignment or sublease by Tenant but has reference only to those instances in which Landlord may later give consent to a particular assignment or sublease as required by the provisions of this Lease.

20.13 Amendments. This Lease shall not be amended except by a written instrument duly executed on behalf of Landlord and Tenant.

20.14 Waiver. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be effective unless in writing and signed by the waiving party and any such waiver shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such Rent.

20.15 Complete Agreement. This Lease contains and embraces the entire agreement between the parties hereto and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement be expressed in writing, signed and acknowledged by the parties hereto, their legal representatives, successors or assigns, except as may be expressly otherwise provided herein.

20.16 Inability to Perform; Covenants Independent. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so except as otherwise specifically provided in this Lease. It is the intent of the parties that this Lease be construed as if the covenants herein between Landlord and Tenant are independent and are not dependent and that Rent shall be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease. In the event that Landlord shall be liable to Tenant for any sums or other matters, either arising out of this Lease or otherwise, Tenant shall not have the right to offset or deduct such liability of Landlord to Tenant against or from the Rent due to Landlord or others pursuant to the terms of this Lease except as otherwise specifically provided in this Lease.

20.17 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

20.18 Attorneys’ Fees. In the event any action or proceeding is brought by either party against the other under this Lease, the prevailing party, whether by judgment or out of court settlement, shall be entitled to recover the fees of its attorneys in such action or proceeding, including costs of appeal, if any, plus court costs and other expenses of litigation.

20.19 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger of this Lease, unless Landlord otherwise elects, and shall either terminate any or all existing subleases or concessions, or operate as an assignment thereof to Landlord, whichever Landlord shall elect.

20.20 Invalidity of Particular Provisions. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and he enforced to the fullest extent permitted by law.

20.21 Execution of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and by Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant.

20.22 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained, nor any acts or the parties hereto, shall be deemed to create any relationship between the parties hereto other than Landlord and Tenant.

20.23 Disputes and Controversies. The parties hereby agree, unless otherwise specifically set forth in the Lease or any amendment thereto, that all disputes between the parties will be settled by virtue of negotiation and upon failure to resolve such disputes by negotiation, that all claims or disputes, whether by the Tenant or by the Landlord, shall be resolved by bringing an action in the District Court of the City and County of Broomfield, Colorado, and that all cases and in all disputes venue will be in the City and County of Broomfield, Colorado. Such venue and dispute resolution shall not be changed except by specific amendment to this Lease in writing signed by the parties. The parties hereby agree that such venue and dispute resolution terms are reasonable for all purposes of this Lease.

20.24 Memorandum of Lease. Tenant may, at Tenant’s sole cost and expense, record a memorandum of this Lease in the local registry in which the Property is located, in form and substance reasonably acceptable to Landlord and Tenant.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have execute this Lease on the date first above written:

LANDLORD:		TENANT:

ARISTA PLACE, LLC, a Colorado limited liability company		ARCA DISCOVERY, INC., a Delaware corporation

By:	/s/ David P. Hostetler	By:	/s/ Patrick Wheeler
Name:	David P. Hostetler	Name:	Patrick Wheeler
Title:	Manager	Title:	VP Finance

EXHIBIT A-1

SITE PLAN/BUILDING

[Omitted]

A-1

EXHIBIT A-1

PREMISES

[Omitted]

A-1-1

EXHIBIT B

LEGAL DESCRIPTION

B. Legal; Lot 5, Filing 6, Broomfield Urban Transit Village.

B-1

EXHIBIT C

OPTION TO EXTEND TERM

Tenant shall have the right to extend the term of this Lease for two (2) additional three (3) year periods (collectively, the “Extended Terms”, and each, an “Extended Term”), on and subject to the terms of this Exhibit C.

First Extended Term. The first Extended Term, if exercised by Tenant, shall commence upon the expiration of the primary 5-year term of this Lease and shall expire on the date that is three (3) years after such date. Tenant must exercise its right to extend the Term for the first Extended Term, if at all, by written notice to Landlord given not later than the date that is one hundred eighty (180) days prior to the expiration date of the primary 5-year term of this Lease. All of the terms and conditions of the Lease shall remain in full force and effect during the first Extended Term, except for the amount of Base Rent, which shall be the Market Rate (as defined below).

Second Extended Term. The second Extended Term, if exercised by Tenant, shall commence upon the expiration of the first Extended Term and shall expire on the date that is three (3) years after such date. If the Tenant fails to exercise the first Extended Term, the option to extend for the second Extended Term shall be null and void. Tenant must exercise its right to extend the Term for the second Extended Term, if at all, by written notice to Landlord given not later than the date that is one hundred eighty (180) days prior to the expiration date of the first Extended Term. All of the terms and conditions of the Lease shall remain in full force and effect during the second Extended Term, except for the amount of Base Rent, which shall be the Market Rate.

Definition of Market Rate. “Market Rate” shall mean the annual amount that a willing tenant would pay and a willing landlord would accept, in an arm’s length transaction, as consideration for office space comparable to the Premises (taking into account such factors as quality, size, configurations, geographic and physical location of the Premises) giving appropriate consideration to the duration of the period (3 years) during which the rate will apply, and other terns and provisions of this Lease that will be in effect with respect to and/or during such period, minus any savings to Landlord on account of not having to provide any tenant improvement allowance, perform any Landlord work or incur any other expenses which are customary in connection with the leasing of comparable space.

Landlord and Tenant will have thirty (30) days after Tenant exercises an extension option within which to agree on the then Market Rate of the Premises for such Extended Term. If they agree on the initial monthly Base Rent for such Extended Term within thirty (30) days, they will amend the Lease by stating the monthly Base Rent for such Extended Term. If they are unable to agree on the monthly Base Rent within said thirty (30) day period, then Tenant shall have the right to withdraw its exercise of the extension option by written notice thereof to Landlord given within five (5) business days after the end of such thirty (30) day period. In the event that Tenant does not so withdraw the exercise of its option, then Fixed Monthly Rent will be then “Market Rate” of the Premises as determined by the appraisers pursuant to this paragraph. Within seven (7) days after the expiration of said thirty (30) day period, Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to appraise the then Market Rate of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, and if such party does not give notice to the other of its appraiser, then the party who has sent the notice of its appraiser may send a second notice (“Final Request For Appraiser”), and if the other party does not give notice of its appraiser within ten (10) days of receipt of such Final Request For Appraiser, the single appraiser appointed will be the sole appraiser and will set the then Market Rate value of the Premises within thirty (30) days. If two (2) appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then Market Rate of the Premises. If they arc unable to agree within thirty (30) days after the second appraiser has been appointed, but their respective final determinations of Market Rate rent are within five percent (5%) of each other, their final determinations of Market Rate shall be averaged. If their respective final determinations are not within five percent (5%) of each other, the two appraiser shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the then Market Rate of the Premises. If the two appraisers cannot agree on a third appraiser, either party may petition the District Court for the City and County of Broomfield, Colorado for appointment of such appraiser. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall be limited to selecting which of the two final determinations of Market Rate is most close to the third appraiser’s determination of Market Rate.

C-1

EXHIBIT “D”

WORKLETTER AGREEMENT

THIS WORKLETTER is dated February 8, 2008, by and between ARISTA PLACE, LLC, a Colorado limited liability company (“Landlord”) and ARCA DISCOVERY, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

1. This Workletter is attached to and forms a part of that certain Office Lease dated February 8, 2008 (“Lease”), pursuant to which Landlord has leased to Tenant office space in that building known as 8001 Arista Place, Broomfield, Colorado.

2. The parties have agreed to make certain improvements to the Premises, upon the terms and conditions contained in the Lease and this Workletter. Landlord shall perform the improvements set forth in Exhibit D-1 as Landlord’s base work, and before any Tenant Improvements by Tenant.

3. Tenant Improvements. Landlord has granted to Tenant an allowance of up to Forty Dollars and Forty-Five cents ($40.45) per rentable square foot of the Premises, (the “Tenant Improvement Allowance”), for completion of wall to wall Tenant Improvements by Tenant in accordance with the Space Plan (hereinafter defined). Except as provided herein, the Tenant Improvement Allowance is exclusively for Tenant Improvements in the Premises, including hard and soft costs associated with the design, planning, permitting and construction of the Tenant Improvements (including, without limitation, professional fees for Tenant’s architect, engineer and project manager). In the event the Tenant Improvement Allowance is not used on or before the first anniversary of the Lease commencement date, Landlord shall retain such unused portion of the Tenant Improvement Allowance, and Tenant shall have no further rights thereto or hereunder. Upon Landlord’s written request, Tenant shall notify Landlord of the allowance expenditures and outstanding allowance amount during the time that Tenant Improvement construction is ongoing; provided, however, Tenant shall have no obligation to provide such information to Landlord more than one (1) time per month. Tenant is responsible for any and all Tenant Improvement costs, and shall promptly pay such costs, in excess of the Tenant Improvement Allowance. Tenant shall have the work depicted in the Tenant Space Plan and ensuing Construction Drawings (the detailed plans and specifications required to facilitate construction of the design reflected in Tenant Space Plan) (the “Tenant Work”) constructed with, unless otherwise specified, Building standard materials and in a good and workmanlike manner pursuant to the schedule provided for herein, subject, however, to extensions equal to the delays suffered by Tenant and caused by Landlord or by strike, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile or war like action, riot or other causes beyond Tenant’s reasonable control. The Tenant Work, as modified from time to time pursuant to the provisions of this Workletter, shall be known as the “Tenant Improvements”. Subject to the foregoing limitations, the Construction Drawings and any other architectural, engineering or project management fees set forth below shall be paid for out of the Tenant Improvement Allowance as part of the costs of the Tenant Improvements. Landlord shall pay the Tenant Improvement Allowance to Tenant in three (3) installments upon written notice from Tenant of the completion of work related to Tenant’s Work with the supporting documentation for such work.

4. Tenant Space Plan. Landlord and Tenant agree that Tenant shall retain its own architect (“Tenant’s Architect”), which Tenant’s Architect shall be reasonably approved by Landlord, to prepare the space layout and improvement plan for the Premises (the “Space Plan”), and Landlord shall provide Tenant a Space Plan allowance of $.15 per square foot, which allowance shall be in addition to the Tenant Improvement Allowance. So long as Tenant and Tenant’s project manager shall approve the bids from Landlord’s designated mechanical, structural and electrical engineers, Tenant shall utilize Landlord’s designated mechanical, structural and electrical engineers to work with Tenant’s Architect in preparing the Space Plan and the Construction Drawings (hereinafter defined). Once the Space Plan has been completed by Tenant’s Architect, Tenant and Tenant’s project manager shall provide the proposed Space Plan to Landlord for Landlord’s review and approval. Landlord shall either approve the Space Plan or provide specific written comments regarding items on the Space Plan which it does not approve, within five (5) business days after receipt of the proposed Space Plan. If Landlord does not approve the Space Plan, Tenant’s project manager shall cause the revisions to the Space Plan to address Landlord’s disapproved items, and re-submit the Space Plan to Landlord, in which case the foregoing procedure shall be followed until such time that Landlord approves Tenant’s Space Plan. If Landlord fails to give its approval or disapproval to the Space Plan within the time frames provided, the Space Plan shall be deemed approved by Landlord.

5. Construction Drawings. Based upon the approved Space Plan, Tenant’s project manager has caused test fit (“Test Fit”) to be submitted to Landlord, and Landlord shall either approve or provide specific written comments regarding items in the Test Fit which it does not approve within the same time periods and subject to the same provisions as set forth above with respect to the Space Plan. If Tenant delays in providing Landlord the Space Plan or the Test Fit (or any revisions thereto) beyond February 8, 2008, any delays in Tenant’s or Landlord’s construction as a result thereof shall be deemed delays caused by Tenant, and in such case, Landlord shall have a day for day extension to any deadlines set forth herein, or in the Lease. If Landlord delays in approving or commenting upon the Space Plan or the Test Fit (or any revisions thereto) beyond the times set forth in this Workletter Agreement, and such delays actually result in a postponement of the Commencement Date beyond the scheduled Commencement Date, such delays shall be deemed delays caused by Landlord and shall result in the penalties set forth in Section 2,5 of the Lease. All other delays shall be deemed Tenant Delay (other than delays due to force majeure), and in such case, Landlord shall have a day for day extension to any deadlines set forth herein, or in the Lease.

6. Tenant Contractor. Landlord has agreed to March 19, 2008 as the scheduled Commencement Date with the provision that Landlord’s contractor may after such date enter the Premises for the purposes of completing minor work in the bathrooms and outstanding punch-list items, and subject also to any change based on revisions to the Space Plan that Tenant has not submitted to Landlord for approval; provided, however, that Landlord’s contractor shall be allowed to enter after such date and complete such work so long as: (i) such work is performed and completed promptly in a good workmanlike manner; (ii) such entry and work do not interfere with Tenant’s Work, and (iii) subject, in all events, to Tenant’s reasonable security precautions and insurance requirements. If Landlord’s entry and/or work interferes with the conduct of Tenant’s Work, then such event shall constitute a Landlord delay and Tenant shall be entitled to a day for day extension of the Rent Commencement Date.

a. The Premises will be punched by Landlord’s contractor, and any and all subsequent damage to the Premises during Tenant’s Work that is caused by Tenant or Tenant’s contractor shall be the responsibility of Tenant or its contractor, and to the extent there is any delay in the completion of the core/shell caused solely by Tenant’s contractor, such delay shall be a Tenant Delay.

b. Mechanical Systems (Simpson), Fire Sprinkler (Fire Systems West) and Fire Alarm (Duro Electric/Bronco) core and shell subcontractors (collectively referred to as “HVAC/fire/sprinkler Systems Work”) shall be used by Tenant’s contractor so as not to interfere with warranty, tie-in, and testing of these building systems prior to final inspection by the City of core/shell systems; alternatively, should Tenant’s contractor elect not to utilize base building subcontractors, Tenant’s contractor shall not tie-in the HVAC/fire/sprinkler Systems Work until after final inspection by the City. Tenant shall coordinate the HVAC/fire/sprinkler Systems Work in a manner as to meet Tenant’s timelines and the deadlines set forth herein and to avoid Tenant Delay, but also so as not to interfere with Landlord’s final inspections on any and all core/shell systems or any of Landlord’s deadlines.

c. The Building elevator will not available for use by Tenant’s contractor until the City has conducted its final inspection.

d. Tenant’s contractor for Tenant’s Work must satisfy all insurance requirements of Landlord and Landlord’s contractor, and all such insurance shall name Landlord and Landlord’s contractor as additional insureds.

e. Tenant’s contractor shall provide all general conditions items to complete the work (i.e. Trash, Restroom Facilities, Security, etc.)

f. Landlord cannot insure the schedule or budget of the Tenant improvement work and can only control the completion dates for the core/shell. All finishes by Tenant’s contractor shall meet the standard for the tenant finish for a Class A building in the Denver Metropolitan area.

7. Upon written approval of the Tenant Cost Estimate by Tenant, Landlord, Tenant and Tenant’s project manager shall be deemed to have given final approval to the Construction Drawings, and the costs thereof, and Tenant shall be authorized to proceed with Tenant Improvement construction.

8. Change Orders. If Tenant requests changes in the Tenant Work that delays Tenant’s completion of the Tenant Improvements, then such delay shall constitute a Tenant Delay.

9. Completion and Commencement of Rent. The term of the Lease shall commence as set forth in the Lease.

10. Failure to Perform. If Tenant delivers to Landlord the Construction Drawings and/or Tenant Cost Estimate and Landlord fails to accept or reject such Drawings or Estimate (or revised Drawings and/or Estimate) as provided in Paragraphs #5 and #6 hereof within the period provided herein, Tenant may, in its sole discretion, deem Landlord to have approved same, and proceed with construction.

11. Construction Administration. Tenant shall coordinate and administer all activities of Tenant’s contractor(s) in the performance of Tenant’s Improvements in accordance with the plans and specifications, and rules and regulations herein. Landlord’s project manager shall attend weekly construction meetings with Tenant’s Project Manager and contractors. Tenant agrees that it will not contract with any contractor, laborer or material supplier to perform any improvements in the Premises without providing Landlord with notice ten (10) days prior to any improvements and requiring said contractor, laborer or material supplier to execute an agreement acknowledging non-liability for payment by Landlord in accordance with C.R.S. § 38-22-105.5, as amended from time to time and to carry insurance in the form and limits requested by Landlord.

12. Miscellaneous.

a. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Workletter Agreement shall have the meaning assigned to them in the Lease.

b. The terms and provisions of this Tenant Workletter are intended to supplement and are intended as an addendum to the Lease and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Workletter and the Lease, then the provisions of the Workletter shall govern.

c. Prior to the date the Premises are ready for occupancy Landlord’s contractor and Tenant and Tenant’s project manager shall inspect the Premises and jointly complete a “punch list” of incomplete or defective work, and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed within thirty (30) days following the inspection date (except for any punch list items which, despite due diligence, cannot be completed within said thirty (30) day period). Punch list items which do riot prevent Tenant from occupying the premises and generally conducting its business shall riot be deemed as a Landlord delay with respect to the Commencement Date.

d. This Tenant Workletter may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

e. No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated.

f. Landlord neither warrants nor guarantees the accuracy of any estimated Costs or Tenant Cost Estimates.

g. Each of the parties undertakes and agrees to, upon written request, meet or provide written response, as the case may be, within three (3) business days of such written request, except as otherwise provided in this Workletter Agreement. Any delay caused by either party’s failure to do so shall be deemed to be a delay by such party.

h. The terms and provisions of this Exhibit D, and the attached D-1 are intended to supplement and are intended as an addendum to the Lease and are specifically subject to all the terms and provisions of the Lease. in the event of conflict between the terms of this Exhibit D (and D-1) and the Lease, then the provisions of this Exhibit D (and D-1) shall govern.

LANDLORD:		TENANT:

ARISTA PLACE, LLC, a Colorado limited liability company		ARCA DISCOVERY, INC., a Delaware corporation

By:	/s/ David P. Hostetler	By:	/s/ Patrick Wheeler
Name:	David P. Hostetler	Name:	Patrick Wheeler
Title:	Manager	Title:	VP Finance

EXHIBIT “D-I”

LANDLORD’S BASE BUILDING WORK

Landlord shall provide, at Landlord’s expense, the following improvements (“Landlord’s Work”):

1. Shell: Landlord shall provide the structural frame of the building, roof structures and membrane with a minimum R value to meet applicable codes of the City and County of Broomfield, floor with a minimum of 50 lbs per SF live load and a partition load of 20 lbs per SF (leveled and troweled smooth as approved by Landlord’s General Contractor and ready for finishes by Tenant) and exterior walls and glazing. Construct perimeter wall furring above and below window units and perimeter columns complete with insulation (required by applicable codes) and gypsum board. Furnish and install windowsill extensions (if applicable), color and finish to be approved by Tenant. Interior columns to be framed with gypsum board taped and sanded smooth. No ceilings by Landlord (space to be exposed to structure above). Lightweight concrete slab on deck by Landlord, ready receive ensuing finishes by Tenant.

2. Signage: Landlord shall review and approve all signage elements as detailed in Tenant’s plans and specifications, which shall be based upon Landlord’s design guidelines. Landlord shall furnish and install a building directory in the main lobby; general identification/directional signage at toilet rooms and exit stairwells; building standard Tenant signage at Premises entrance; exterior signage for building identification to be negotiated between Tenant and Landlord.

3. Lobbies, Elevators, Corridors, and Demising Walls: Building standard lobbies, elevators, common corridors to be constructed and finished by Landlord to Landlord’s specifications as part of core and shell construction. Common area corridors (where applicable) shall have gypsum wall board to underside of structure on common corridor and tenant side and paint/or wall covering on common corridor side. Tenant’s general contractor shall have reasonable access to the building for material delivery and handling. Landlord’s architect to provide finish selection samples to Tenant at Tenant’s request for design coordination efforts.

4. Water: Cold water supply line shall be available from a central distribution point on the floor with the understanding that if Tenant requires, the Landlord will allow Tenant to install, at Tenant’s sole cost, a domestic hot water heater in a proposed location, as approved by Landlord. Tie-in and shut-off valve by Tenant. Landlord shall furnish one (I) accessible Tenant rough-in wet column per floor.

5. Sewer: Sanitary waste line shall be available for tie in by Tenant at a reasonable central point in the ceiling space of the floor below. Tenant to coordinate with Landlord for access into the ceiling space of the Tenant below for access.

6. Fire Sprinkler System: Landlord will furnish and install in a standard grid configuration a complete fire protection system per NFPA requirements for office occupancy including heads turned up prior to any Tenant Improvement Work. Tenant shall be responsible for all final distribution to comply with applicable codes.

7. Core Service Areas: Toilet rooms (fully ADA compliant within common area and Tenant’s demised premises to include the furnishing and install of ceramic tile on floor and wet walls, painted gypsum drywall or vinyl wall covering on remaining walls; vanity with underhung porcelain lavatories and full width mirrors; baked enamel toilet partitions; wall mounted tank type water closets and wall hung urinals), telephone, electrical rooms, stairwells, janitor closets, service entry and mechanical rooms are to be provided complete;

8. Security: Furnish and install control key card access for after hour access at a minimum of two building entrances and one elevator with access to Tenant’s space.

9. Life Safety: Furnish and install fire management system as required by code; furnish and install one (1) tire extinguisher on each landing of each stair; furnish and install code required exit and emergency lighting for all public areas

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10. Electrical: Electrical service to be provided via a 400 amp 480 volt panel on each floor to be shared by all tenants on a pro-rata basis with a minimum guarantee to Tenant of 15 watts per RSF for HVAC loads, 2 watts per RSF for lighting and 4.5 watts per RSF for office equipment loads and capacity for convenience power (one circuit per 170 RSF). Connection by Tenant. Landlord shall provide such temporary interior “stumble” lighting as reasonably necessary to minimally illuminate the space as needed prior to tenant improvement work; all other lighting shall be by Tenant. Furnish and install exterior site lighting per City and County of Broomfield Standards.

11. HVAC: VVT Mechanical System, including RTU with DDC controls with VAV boxes sized at 400 SF per ton. Furnish and install primary trunk ducts from air handlers to vicinity of each zone serviced; Primary air duct readily accessible on floor; provide exhaust systems for base building spaces as required. All downstream distribution ductwork, diffusers, etc. by Tenant.

12. Telephone: Main telephone terminal board at location outside the premises reasonably selected by Landlord for Tenant’s connection to telephone service. A 1” conduit for telephone service shall be stubbed into the Premises from the building’s main telephone distribution point.

13. Course of Construction — Temporary Services: During the period of Tenant Improvement work, Landlord shall provide for use by Tenant and its contractors reasonable access to temporary services, including electrical service and water.

14. Course of Construction — Building Dry-In: Landlord shall provide the Tenant’s Leased Premises in code compliant “dried in” conditions (roof, glazing, gas, water, electrical as provided herein) as acceptable by the Tenant on or before March 3, 2008 in order for building to accept and contain temporary heat as needed in order to maintain standard construction sequence.

15. Fees: Landlord shall pay all water and sewer, tap fees and standard impact fees for the core and shell building shell where applicable. Tenant shall be responsible for all fees, permits, etc., for all Tenant Improvement work.

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EXHIBIT E

Rules and Regulations

[Omitted]

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